Exhibit 15.5

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-224206) of Brookfield Renewable Partners L.P. of our reports dated March 15, 2019, with respect to the consolidated financial statements of TerraForm Power, Inc., and the effectiveness of internal control over financial reporting of TerraForm Power, Inc., included in this Amendment No. 2 of the Annual Report on Form 20-F of Brookfield Renewable Partners L.P. for the year ended December 31, 2018.

/s/ Ernst & Young LLP

New York, New York

March 22, 2019